As filed with the Securities and Exchange Commission on December , 2001
                                                              Registration No.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           EQUITY SECURITIES TRUST II
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                 Not Applicable
 (State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)
         c/o Puglisi & Associates
            850 Library Avenue                                19715
             Newark, Delaware
 (Address of Principal Executive Offices)                   (Zip Code)


    If this Form relates to the                 If this Form relates to the
    registration of a class of                  registration of a class of
    securities pursuant to Section              securities pursuant to Section
    12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
    effective pursuant to General               effective pursuant to General
    Instruction A.(c), check the                Instruction A.(d), check the
    following box. |X|                          following box. |_|


Securities Act registration file number to which this form relates:
                                               Securities Act File No. 333-72494
                                       Investment Company Act File No. 811-10565

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                            Name of Each Exchange on Which
   to be so Registered                            Each Class is to be Registered
   -------------------                            ------------------------------

   Equity Trust Securities representing           New York Stock Exchange, Inc.
   shares of beneficial interest in Equity
   Securities Trust II

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

            A description of the securities to be registered is set forth in sections entitled "Description of the Equity Trust Securities" and "Certain United States Federal Income Tax Considerations" of the registrant's Prospectus (Subject to Completion) dated December 3, 2001 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-72494) and under the Investment Company Act of 1940, as amended, (File No. 811-10565). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on , 2001, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.

Item 2. Exhibits

            All necessary exhibits will be filed with the New York Stock Exchange in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.


                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.





Dated: December 5, 2001                     EQUITY SECURITIES TRUST II



                                            By: /s/ Donald Puglisi
                                                ---------------------------
                                                Donald Puglisi
                                                As Trustee